THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (iii) RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES), OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 8 OF THIS WARRANT.

                                  ABAZIAS,INC.

                       CLASS A WARRANT TO PURCHASE SHARES
                        OF COMMON STOCK (this "Warrant")

Warrant No.:  A-002

Abazias, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, Midtown Partners & Co., LLC (the "Holder"), or registered assigns, is the registered holder of a warrant (the "Warrant") to subscribe for and purchase 500,000 shares of the fully paid and non assessable Common Stock (as adjusted pursuant to Section 4 hereof, the "Warrant Shares")(1) of the Company, at the price of $.10 per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, (a) the term "Common Stock" shall mean the Company's presently authorized Common Stock, par value $.001 per share, and any stock into or for which such Common Stock may hereafter be converted or exchanged, (b) the term "Date of Grant" shall mean July 12, 2005, and (c) the term "Other Warrants" shall mean any warrant issued upon transfer or partial exercise of this Warrant. The term "Warrant" as used herein shall be deemed to include Other Warrants unless the context hereof or thereof clearly requires otherwise.

The Warrant evidenced by this warrant certificate is a portion of a series of like warrants (collectively, the "Series Warrants") exercisable for the purchase of up to an aggregate of 3,000,000 shares of the Company's Common Stock (the "Series Warrant Shares"), on the Date of Grant, which Series Warrants are evidenced by certificates of like tenor (the "Series Warrant Certificates") that have been issued pursuant to that certain Securities Purchase Agreement dated of even date herewith (the "Securities Purchase Agreement"), between the Company, the Holder, and other investors a party thereto.

      1. Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time after July 12, 2005 (the "Initial Exercise Date") and from time to time thereafter through and including the close of business on the date three years from the Initial Exercise date. (the "Expiration Date"); provided, however, that in the event that any portion of this Warrant is unexercised as of the Expiration Date, the terms of Section 2(b), below, shall apply.

      2. Exercise; Expiration; Redemption.

             a. Method of Exercise; Payment; Issuance of New Warrant. Subject to
Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time after the Initial Exercise Date, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company of an amount equal to the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised, a new Warrant representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty
(30)-day period.

             b. Expiration. In the event that any portion of this Warrant is unexercised as of the Expiration Date, such portion of this Warrant shall automatically expire, and the Holder shall have no rights with respect to such unexercised portion of this Warrant.


      3. Stock Fully Paid; Reservation of Shares. All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes (other than any taxes determined with respect to, or based upon, the income of the person to whom such shares are issued), liens and charges (other than liens or charges created by actions of the holder of this Warrant or the person to whom such shares are issued), and pre-emptive rights with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

      4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

            a. Adjustment for Initial Errors. The Company hereby acknowledges that the number of Series Warrant Shares constituting the initial number of securities purchasable upon the exercise of the Series Warrants (the "Exercise Quantity") was based upon the Company's representations as to the amount of outstanding Common Stock (on a fully diluted basis excluding shares issuable pursuant to employee and director stock options) on the Date of Grant, as set forth in Securities Purchase Agreement. If for any reason it shall hereafter be determined that the actual amount of Common Stock outstanding as of the Date of Grant caused the calculation of the Exercise Quantity to be erroneous, then the Company or the holder (whichever shall discover such error) shall notify the other of such determination and the Company shall forthwith reissue the Warrant or the Series Warrants, as the case may be, with an appropriate proportional adjustment in said number to be effective from the Date of Grant.

            b. Reclassification or Merger. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of the number of shares of Common Stock then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4(b) shall similarly apply to successive reclassifications, changes, mergers and transfers.

            c. Subdivision or Combination of Shares. If at any time while this Warrant remains outstanding and unexpired the Company shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

            d. Stock Dividends. If at any time while this Warrant is outstanding and unexpired the Company shall pay a dividend with respect to Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction
(i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend.

            i. Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

            j. Determination of Fair Market Value. For purposes of this Section 4, "fair market value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean (i) if shares of Common Stock are traded on a national securities exchange (an "Exchange"), the weighted average of the closing prices of a share of the Common Stock of the Company on the last five
(5) trading days prior to the Determination Date reported on such Exchange as reported in The Wall Street Journal (weighted with respect to the trading volume with respect to each such day), (ii) if shares of Common Stock are not traded on an Exchange but trade in the over-the-counter market and such shares are quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), the weighted average of the closing prices of a share of the Common Stock of the Company on the last five (5) trading days prior to the Determination Date reported on NASDAQ as reported in The Wall Street Journal (weighted with respect to the trading volume with respect to each such day),
(iii) if such shares are an issue for which last sale prices are not reported on NASDAQ, the average of the closing bid and ask prices, in each case on the last five (5) trading days (or if the relevant price or quotation did not exist on any of such days, the relevant price or quotation on the next preceding business day on which there was such a price or quotation) prior to the Determination Date as reported by the National Quotation Bureau, Incorporated, or any other successor organization, (iv) if no bid and asked prices are reported for the Common Stock by the National Quotation Bureau, Incorporated or any other successor organization for such day, the average of the high and low bid and asked price of any of the market makers for the Common Stock as reported on the OTCBB for the last five (5) trading days, or (v) if no price can be determined on the basis of the above methods of valuation, then the judgment of valuation shall be determined in good faith by the Board of Directors of the Company, which determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary. If the Board of Directors of the Company is unable to determine any Valuation (as defined below), or if the holders of at least fifty percent (50%) of all of the Warrant Shares then issuable hereunder (collectively, the "Requesting Holders") disagree with the Board's determination of any Valuation by written notice delivered to the Company within five (5) business days after the determination thereof by the Board of Directors of the Company is communicated to holders of the Warrants affected thereby, which notice specifies a majority-in-interest of the Requesting Holders' determination of such Valuation, then the Company and a majority-in-interest of the Requesting Holders shall select a mutually acceptable investment banking firm of national reputation which has not had a material relationship with the Company or any officer of the Company within the preceding two (2) years, which shall determine such Valuation. Such investment banking firm's determination of such Valuation shall be final, binding and conclusive on the Company and the holders of all of the Warrants issued hereunder and then outstanding. Any and all costs and fees of such investment banking firm shall be borne equally by the Company and the Requesting Holders, however, if the Valuation is within 90% of either party's valuation, then the other party shall pay all of the costs and fees of such investment banking firm. For purposes of this Section 4(j), the term "Valuation" shall mean the determination, to be made initially by the Board of Directors of the Company, of the fair market value per share of Common Stock pursuant to clause (v) above.

            k. Subsequent Changes. If, at any time after any adjustment of the Warrant Price shall have been made hereunder as the result of any issuance, sale or grant of any rights, options, warrants or convertible or exchangeable securities, any of such rights, options or

       6. Dividends. Intentionally omitted.

       7. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value (as determined in accordance with Section 4(j) above) of a share of Common Stock on the date of exercise.

       8. Compliance with Securities Act; Disposition of Warrant or Warrant Shares.

            a. Compliance with Securities Act. The holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act. Upon exercise of this Warrant, the holder hereof shall confirm in writing, by executing the form attached as Schedule 1 to Exhibit A hereto, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale. This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

"THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO,
(ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (iii) RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES), OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 8 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED DIRECTLY OR INDIRECTLY."

In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

            (1) The holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The holder has executed a confidentiality agreement and will hold all information governed by that agreement in accordance with the terms of such agreement. The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act.

            (2) The holder understands that this Warrant and the Warrant Shares have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder's investment intent as expressed herein. In this connection, the holder understands that, in the view of the SEC, the statutory basis for such exemption may be unavailable if the holder's representation was predicated solely upon a present intention to hold the Warrant and the Warrant Shares for the minimum capital gains period specified under applicable tax laws, for a deferred sale, for or until an increase or decrease in the market price of the Warrant and the Warrant Shares, or for a period of one (1) year or any other fixed period in the future.

            (3) The holder further understands that this Warrant and the Warrant Shares must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws, or unless exemptions from registration are otherwise available.

            (4) The holder is aware of the provisions of Rule 144 and 144A, promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: the availability of certain public information about the Company, the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

            (5) The holder further understands that at the time it wishes to sell this Warrant and the Warrant Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the holder may be precluded from selling this Warrant and the Warrant Shares under Rule 144 and 144A even if the one (1)-year minimum holding period had been satisfied.

            (6) The holder further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 and 144A is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 and 144A will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

            b. Exchange. This Warrant may be exchanged, without payment of any service charge, for one (1) or more new Warrants of like tenor exercisable for the same aggregate number of shares of Common Stock upon surrender to the Company by the registered holder hereof in person or by legal representative or by attorney duly authorized in writing and, upon issuance of the new Warrant or Warrants, the surrendered Warrant shall be cancelled and disposed of by the Company.

         c. Disposition of Warrant or Warrant Shares. With respect to any offer, sale or other disposition of this Warrant, or any Warrant Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Warrant Shares, the holder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Securities Act as then in effect or any federal or state law then in effect) of this Warrant or such Warrant Shares and indicating whether or not under the Securities Act certificates for this Warrant or such Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with applicable law. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Warrant Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 8(c) that the opinion of counsel for the holder is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly after such determination has been made and neither this Warrant nor any Warrant shall be sold or otherwise disposed of until such disagreement has been resolved. The foregoing notwithstanding, this Warrant or such Warrant Shares may (i) as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 and 144A under the Securities Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 and 144A have been satisfied and (ii) be offered, sold, distributed or otherwise transferred to Affiliates of the Holder without regard to this Section 8, but only if the Company is in receipt of an opinion of counsel as to the permissibility of such transfer under federal and state securities laws and an investor representation letter from the transferee, in form and substance reasonably satisfactory to the Company . Each certificate representing this Warrant or the Warrant Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent or, if acting as its own transfer agent, the Company may stop transfer on its corporate books, in connection with such restrictions. As used herein, "Affiliate of the Holder" shall mean (x) any owner, shareholder, partner or member of the Holder, and (y) any other Person that directly or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control with the Holder.

      9. Rights as Stockholders;  Information.  Except as otherwise set forth in
Section 6 above, no holder of this Warrant, as such, shall be entitled to vote or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of the directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. The foregoing notwithstanding, the Company will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the stockholders.

11. Additional Rights.

            11.1 Mergers. In the event that the Company undertakes to (i) sell, lease, exchange, convey or otherwise dispose of all or substantially all of its property or business, or (ii) merge into or consolidate with any other corporation (other than a wholly-owned Subsidiary), or effect any transaction (including a merger or other reorganization) or series of related transactions, in which more than fifty percent (50%) of the voting power of the Company is disposed of, the Company will use its best efforts to provide at least thirty
(30) days notice of the terms and conditions of the proposed transaction. The Company shall cooperate with the holder in consummating the sale of this Warrant in connection with any such transaction.

            11.2  Right to Convert Warrant into Common Stock; Net Issuance.

            a. Right to Convert. In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Common Stock as provided in this Section 11.2 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder after payment of the exercise, that number of shares of fully paid and non assessable Common Stock equal to the quotient obtained by dividing (i) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in Section 11(b) hereof), which value shall be equal to (A) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date less (B) the aggregate Warrant Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right by (ii) the fair market value of one (1) share of Common Stock on the Conversion Date. No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date.

            b. Method of Exercise. The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 11(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date.

            c. Determination of Fair Market Value. For purposes of this Section 11.2, "fair market value" of a share of Common Stock shall have the meaning set forth in Section 4(j) above, provided however, if the shares of Common Stock are traded, then "fair market value" shall be determined by the closing price, the last sales price or the average of the closing bid and ask prices, as applicable, on the date of exercise.

      12. Representations and Warranties. The Company represents and warrants to the holder of this Warrant as follows:

             a. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has all required power and authority to own and operate its properties and assets, to carry on its business as now conducted and proposed to be conducted, to issue this Warrant, and to carry out the transactions contemplated hereby and thereby.

             b. The Company is in good standing wherever necessary to carry on its present business and operations, except in jurisdictions in which the failure to be in good standing has not had and reasonably could not be expected to have a Material Adverse Effect.

             c. Intentionally Omitted.

             d. This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

             e. The Warrant Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable;

             f. The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and the holders thereof are as set forth in the certificate of incorporation of the Company, as amended to the Date of Grant (as so amended, the "Charter"), a true and complete copy of which has been delivered to the original holder of this Warrant;

             g. The execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Charter or by-laws of the Company, do not and will not contravene, in any material respect, any governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby;

             h. There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant;
             i. The authorized capital stock of the Company, and the number of such shares issued and outstanding, are set forth in the schedules to the Securities Purchase Agreement immediately prior to the Date of Grant. All such outstanding shares have been validly issued and are fully paid, nonassessable shares free of preemptive rights;

             j. Except as set forth in the schedules to the Stock Purchase Agreement, there are no subscriptions, rights, options, warrants, or calls relating to any shares of the Company's capital stock, including any right of conversion or exchange under any outstanding security or other instrument; and

             k. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any security convertible into or exchangeable for any of its capital stock.

      13. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

      14. Notices. Unless otherwise specifically provided herein, all communications under this Warrant shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent by facsimile transmission to the number shown on the books of the Company, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the day after delivery to Federal Express or similar overnight courier, or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant. Any party hereto may change its address for purposes of this Section 15 by giving the other party written notice of the new address in the manner set forth herein.

      15. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise or conversion of this Warrant, in whole or in part, upon request of the holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights to which the holder hereof shall continue to be entitled after such exercise or conversion in accordance with this Warrant; provided, that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

      16. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any loss, theft or destruction, upon receipt of an executed lost securities bond or indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

      17.  Descriptive  Headings.   The  descriptive  headings  of  the  several
paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

      18. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Florida.

      19. Survival of Representations, Warranties and Agreements. All representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) and the termination or expiration of rights hereunder and shall terminate three years after the date of this Agreement. All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

      20. Remedies. In case any one (1) or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

      21. Acceptance. Receipt of this Warrant by the holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

      22. No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.


                                           ABAZIAS, INC.

                                           By: __________________________
                                           Name: ________________________
                                           Its: ___________________________

Dated: July 12,  2005.

NOTICE TO FLORIDA RESIDENTS:
------------------------------------------------------------
      WHERE SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA (EXCLUDING CERTAIN INSTITUTIONAL PURCHASERS DESCRIBED IN SECTION 517.061(7) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT) (THE "ACT"), ANY SUCH SALE MADE PURSUANT TO SECTION 517.061(11) OF THE ACT SHALL BE VOIDABLE BY THE PURCHASER EITHER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, OR AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

                                    EXHIBIT A
                               NOTICE OF EXERCISE



To:   ABAZIAS, INC.

1. The undersigned hereby elects to purchase shares of Common Stock of Abazias, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

                        -------------------------------
                                     (Name)

                        -------------------------------

                        -------------------------------
                                    (Address)

3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Schedule 1.

                                    ----------------------------------
                                   (Signature)



---------------------
      (Date)